EXHIBIT 10.1

Execution Copy

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 22, 2016, is entered into by and among Affinity Gaming, a Nevada corporation (the “Company”), Z Capital Partners, L.L.C (“Z Capital”) and each affiliate of Z Capital who is the beneficial owner (as defined below) of Shares (as defined below) of the Company, all of such affiliates of Z Capital, including Z Capital, are signatories to this Agreement (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, each Stockholder is as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of common stock, par value $0.001 per share (the “Shares”), of the Company, set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, contemporaneously with the execution of this Agreement, Z Capital Affinity Owner, LLC, a Delaware limited liability company (“Parent”), Affinity Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached as Schedule II (as may be modified or amended from time to time, the “Merger Agreement”), providing, among other things, for the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”); and

WHEREAS, as a condition of and inducement to the Company’s willingness to enter into the Merger Agreement, the Company has required that the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in this Section 1.

“Acquisition Proposal” has the meaning set forth in the Merger Agreement.

“Action” has the meaning set forth in the Merger Agreement.

“Additional Owned Shares” with respect to a Stockholder means all Shares which are beneficially owned by such Stockholder and are acquired by such Stockholder after the date hereof and prior to the termination of this Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that for the purposes of this Agreement (i) the Company shall be deemed not to be an Affiliate of any Stockholder and (ii) for the avoidance of doubt, no Stockholder shall be deemed an Affiliate of any other holder of Shares or equity interests of the Company solely by virtue of deemed common control of the Company.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” has the meaning set forth in the Merger Agreement.

“Covered Shares” with respect to a Stockholder means such Stockholder’s Owned Shares and Additional Owned Shares.

“Change of Recommendation” has the meaning set forth in the Merger Agreement.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Disclosed Owned Shares” has the meaning assigned thereto in Section 5(a) hereof.

“Governmental Entity” has the meaning set forth in the Merger Agreement.

“HSR Act” has the meaning set forth in the Merger Agreement.

“Liens” has the meaning assigned thereto in Section 5(a) hereof.

“NRS” means the Nevada Revised Statute, as amended.

“Owned Shares” with respect to a Stockholder means all Shares which are beneficially owned by the Stockholder as of the date hereof; provided, however, that with respect to a Stockholder that is a party to the Settlement Agreement, “Owned Shares” shall not include any Shares owned beneficially or of record by any other party to the Settlement Agreement that such first Stockholder may be deemed to beneficially own solely as a result of such Stockholder being deemed a member of a group (as defined in Section 13(d) of the Exchange Act) with such other parties to the Settlement Agreement.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d) of the Exchange Act).

“Representatives” has the meaning assigned thereto in Section 3(b) hereof.

“Settlement Agreement” means that certain Settlement Agreement, dated as of July 28, 2014, by and among the Company and the stockholders of the Company party thereto from time to time, as amended, supplemented or modified from time to time in accordance with the terms thereof.

“Stockholders Meeting” has the meaning assigned thereto in Section 2 hereof.

“Subsidiary” has the meaning set forth in the Merger Agreement.

“Survival Period” has the meaning assigned thereto in Section 5A hereof.

“Takeover Laws” has the meaning set forth in the Merger Agreement.

“Term” has the meaning assigned thereto in Section 6 hereof.

“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

2.                                      Stockholder Vote. At any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, in any case, during the Term (each, a “Stockholders Meeting”), each Stockholder shall (i) appear at each such meeting or otherwise cause such Stockholder’s Covered Shares with respect to which such Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all such Covered Shares:

(a)                                 in favor of the adoption of the Merger Agreement and the approval of the terms thereof, the Merger and each of the other actions contemplated by the Merger Agreement;

(b)                                 against any Acquisition Proposal or any proposal relating to an Acquisition Proposal; and

(c)                                  against any proposal, action or agreement that would (1) impede, delay, interfere with, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger or would otherwise adversely affect the timely consummation of the Merger, (2) result in a breach in any respect of any covenant, representation or warranty of the Company, Parent or the Merger Sub under the Merger Agreement or (3) except as expressly contemplated by the Merger Agreement, authorize any dividend or change in any manner the capitalization of, including the voting rights of any class of capital stock of, the Company.

Each Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

3.                                      No Disposition or Solicitation.

(a)                                 No Disposition or Adverse Act. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Stockholder shall not, throughout the Term: (i) Transfer or consent to any Transfer of any or all of its Covered Shares or any interest therein without the prior written consent of the Company, except to an Affiliate or Affiliates of such Stockholder that agrees or agree to be bound by the terms and conditions of this Agreement, (ii) tender any or all of the Covered Shares into any exchange or tender offer commenced by a Person other than Parent, Merger Sub or any Affiliate of Parent or Merger Sub, (iii) enter into any contract, option or other agreement, arrangement or understanding (including any profit sharing arrangement) with respect to any Transfer of any or all Covered Shares or any interest therein, (iv) grant or permit to be granted any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (v) deposit or permit to be deposited any or all of the Covered Shares into a voting trust, (vi) enter into a voting agreement or arrangement with respect to any or all of its Covered Shares, or (vii) take or permit to be taken any other action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void.

(b)                                 Non-Solicitation.   Subject to Section 7 hereof, during the Term, each Stockholder agrees that such Stockholder shall not, and shall cause its controlled Affiliates not to, and shall use reasonable efforts to cause its representatives and agents (including its investment bankers, attorneys and accountants) (collectively, its “Representatives”) not to, directly or indirectly, (i) initiate, solicit, or knowingly encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal, or (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations regarding, or provide any other Person any non-public information concerning the Company or its Subsidiaries to any Person relating to an Acquisition Proposal. Each Stockholder shall immediately cease any existing activities, discussions or negotiations with any Persons (other than the Company, Parent or Merger Sub or their respective Affiliates or Representatives) that may be ongoing with respect to an Acquisition Proposal that existed on or prior to the date of this Agreement.

4.                                      Additional Agreements.

(a)                                 Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by any Stockholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by such Stockholder or any of its Affiliates.

(b)                                 Waiver of Appraisal and Dissenters’ Rights. Each Stockholder hereby waives and agrees not to demand, assert or exercise any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under NRS 92A.300 through 92A.500 or otherwise.

(c)                                  Disclosure and Holdings.  Each Stockholder hereby (i) consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of Covered Shares, and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify the Company of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document.

(d)                                 Additional Owned Shares. Each Stockholder hereby agrees to notify the Company promptly in writing of the number and description of any Additional Owned Shares.

5.                                      Representations and Warranties.

A.                                    Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Company as of the date hereof as follows:

(i)                                     Title. Such Stockholder is the sole record and beneficial owner of the Owned Shares set forth on Schedule I (the “Disclosed Owned Shares”). The Disclosed Owned Shares constitute all of the capital stock and any other equity securities of the Company owned of record or beneficially by such Stockholder on the date hereof and such Stockholder is not the beneficial owner of, and does not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Shares or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for Shares or such other equity securities, in each case other than the Disclosed Owned Shares. Such Stockholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights applicable to the covenants and other obligations of such Stockholder under the terms of this Agreement, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares (other than under applicable securities laws and as created by this Agreement) (collectively, “Liens”), except as and to the extent (x) as would not adversely affect in any material respect the ability of such Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby or (y) any Liens arising under the Settlement Agreement, which agreement shall terminate in accordance with its terms at the Effective Time.

(ii)                                  Organization and Qualification. If not a natural Person, such Stockholder is duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

(iii)                               Authority. Such Stockholder has all necessary power and authority and legal capacity to execute, deliver and perform all of such Stockholder’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Stockholder or its board of directors or governing body or trustees, or its stockholders, members, partners (limited or otherwise) or other equity holders or beneficiaries, as applicable, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(iv)                              Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

(v)                                 No Filings; No Conflict or Default. Except for the matters described in Sections 3.4(b) of the Merger Agreement, and compliance with the applicable requirements of the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby and the compliance by such Stockholder with the provisions hereof. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof will (a) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound, (b) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Entity that is applicable to such Stockholder or any of such Stockholder’s properties or assets, (c) constitute a violation by such Stockholder of any law or regulation of any jurisdiction, or (d) contravene or conflict with such Stockholder’s certificate of incorporation and bylaws or other organizational documents, in each case, except for any conflict, breach, default or violation described above which would not adversely affect in any material respect the ability of such Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(vi)                              No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(vii)                           No Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in its capacity as a stockholder of the Company.

(viii)                        Reliance. Such Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Stockholder’s concurrent execution and delivery of this Agreement.

B.                                    Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder, as of the date hereof as follows:

(ii)                                  Authority. The Company has all necessary power and authority and legal capacity to execute, deliver and perform all of its obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of the Company or its board of directors or its stockholders, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(iii)                               Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each such Stockholder, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity.

6.                                      Termination. The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate with respect to each Stockholder upon the earliest of (i) the mutual agreement of the Company such Stockholder, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms; provided that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement prior to termination and (B) this Section 6 and Section 8 shall survive any termination of this Agreement.  In addition, upon a Change of Recommendation under and in compliance with the Merger Agreement, (x) the provisions in Section 2 of this Agreement shall not apply for so long as such Change of Recommendation shall remain in effect and (y) the provisions in clause (ii) of Section 3(b) of this Agreement shall not prohibit such Stockholder (and its controlled Affiliates and Representatives) from engaging in discussions with the Person making the relevant Acquisition Proposal for so long as such Change of Recommendation shall remain in effect.

7.                                      No Limitation. Each Stockholder is entering into this Agreement solely in its capacity as a beneficial owner of Covered Shares, and not in its capacity (if applicable) as an officer or member of the Board of Directors of the Company. Nothing in this Agreement shall be construed to prohibit or limit any Stockholder, or a director, officer or employee of such Stockholder or Affiliates of such Stockholder who is an officer or director of the Company, from taking (or omitting to take) any action (including any action prohibited by Section 4 hereof) in his capacity as an officer or member of the Board of Directors of the Company or otherwise fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of such Stockholder, or director, officer or employee of such Stockholder or Affiliate of such Stockholder, acting in his or her capacity as an officer or director of the Company), including from taking any action with respect to any Acquisition Proposal as an officer or member of such Board of Directors.

8.                                      Miscellaneous.

(a)                                 Entire Agreement. This Agreement (together with Schedule I and Schedule II) constitutes the entire agreement among the parties hereto with respect to matters described herein and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to such matters.

(b)                                 Further Assurances. Subject to the terms and conditions of this Agreement, at the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.

(c)                                  No Assignment. This Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of the Stockholder (in the case of any assignment by the Company) or the Company (in the case of an assignment by any Stockholder).

(d)                                 Binding Successors. Without limiting any other rights the Company may have hereunder in respect of any Transfer of the Covered Shares, each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by such Stockholder and its Affiliates and shall be binding upon any Person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder’s heirs, guardians, administrators, representatives or successors.

(e)                                  Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of the Company and such Stockholder.

(f)                                   Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt) or email, or (iii) on the Business Day after dispatch, if sent by nationally recognized, documented overnight delivery service, as follows:

If to a Stockholder:

At the address and facsimile number set forth on Schedule I hereto.

If to the Company:

Affinity Gaming

3755 Breakthrough Way, Suite 300

Las Vegas, NV 89135

Attention:  General Counsel

Facsimile:  702-341-2581

E-mail:  mrubenstein@affinitygaming.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention:                                         Brandon C. Parris, Esq.

Michael G. O’Bryan, Esq.

Jeffrey Washenko, Esq.

Facsimile:                                         (415) 276-7270

E-mail:                                                        bparris@mofo.com

mobryan@mofo.com

jwashenko@mofo.com

or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(g)                                  Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

(h)                                 Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i)                                     No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(j)                                    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(k)                                 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

(l)                                     Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the courts of the State of Nevada located in Clark County, Nevada.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Nevada, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Nevada as described herein for any reason, (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts..

(m)                             Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(m).

(n)                                 Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed by a party hereto in accordance with their specific terms or were otherwise breached by such party, and that the other parties hereto would not have an adequate remedy at law for money damages in such event. It is accordingly agreed that each party shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(o)                                 Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.

(p)                                 Counterparts. This Agreement may be executed in counterparts (including by facsimile or by .pdf delivered via email), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(q)                                 Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(r)                                    No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein or in accordance with the terms of the Merger Agreement.

(s)                                   Relationship of the Stockholders; Several Liability. Each party acknowledges and agrees that (i) this Agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto or among the Stockholder and any other stockholder of the Company and neither this Agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise, (ii) the obligations of the Stockholder under this Agreement are solely contractual in nature and (iii) the determinations of the Stockholder under this Agreement are independent of the determinations of any other stockholder of the Company under any similar agreement with the Company.  Notwithstanding anything to the contrary contained in this Agreement, the liability of the Stockholder hereunder shall be several, not joint and several, and the Stockholder shall not be liable for any obligations of any other stockholder of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and each Stockholder has caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY:

AFFINITY GAMING

By:	/s/ Walter Bogumil
Name:	Walter Bogumil
Title:	Senior Vice President, Chief Financial Officer and Treasurer

STOCKHOLDER:

Z CAPITAL PARTNERS FUND HOLDINGS I, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS II, L.P.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS II-A, L.P.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS II-B, L.P.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL HG, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL HG-C, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL CUAL CO-INVEST, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL GP I, L.P.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL GP II, L.P.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL PARTNERS UGP, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

2

Z CAPITAL PARTNERS, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

Z CAPITAL GROUP, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

ZENNI HOLDINGS, L.L.C.

By:	/s/ James Zenni, Jr.
Name:	James Zenni, Jr.
Title:	Authorized Person

/s/ James Zenni, Jr.
James Zenni, Jr.

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Schedule I

Disclosed Owned Shares

Stockholder	Address	Shares Owned
Z Capital Partners Fund Holdings I, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	2,997,024.93
Z Capital Partners II, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	1,059,684.65
Z Capital Partners II-A, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	1,222,344.61
Z Capital Partners II-B, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	548,446.04

Z Capital HG, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	1,766,777.50
Z Capital HG-C, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	388,666.00
Z Capital CUAL Co-Invest, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	418,397.67
Z Capital Partners GP I, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	17,274.00

Beneficial Owner	Address	Shares Beneficially Owned
Z Capital Partners GP I, L.P.	c/o Z Capital Partners, L.L.C.	5,588,140.10

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Two Conway Park
150 Field Dr., Suite 300
Lake Forest, IL 60045
Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens
Facsimile: (847) 235-8100
E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net

Z Capital Partners GP II, L.P.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	2,830,475.30
Z Capital Partners UGP, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	8,418,615.40
Z Capital Partners, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	8,418,615.40
Z Capital Group, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens	8,418,615.40

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	Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net
Zenni Holdings, L.L.C.	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	8,418,615.40
James Joseph Zenni	c/o Z Capital Partners, L.L.C. Two Conway Park 150 Field Dr., Suite 300 Lake Forest, IL 60045 Attention: James J. Zenni, Jr., Martin Auerbach and Andrei Scrivens Facsimile: (847) 235-8100 E-mail: jzenni@zcap.net, mauerbach@zcap.net and ascrivens@zcap.net	8,418,615.40

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Schedule II

Merger Agreement

(see attached)

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